As filed with the Securities and Exchange Commission on March 2, 2000.

                                                         Registration No. 333-
================================================================================

                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                                    FORM S-8
             REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

                                  ------------
                        CORDIANT COMMUNICATIONS GROUP PLC
             (Exact name of Registrant as specified in its charter)
                                  ------------

  England and Wales         121-141 Westbourne Terrace         Not Applicable
  (Jurisdiction of               London W2 6JR               (I.R.S. Employer
   Incorporation or              United Kingdom              Identification No.)
    Organization)   (Address of Principal Executive Offices)

           Healthworld Corporation 1997 Stock Option Plan, as amended
                            (Full Title of the Plan)


                                 Michael Kopcsak
                               Gould & Wilkie LLP
                            One Chase Manhattan Plaza
                               New York, NY 10018
                                 (212) 820-0120

                      (Name, Address and Telephone Number,
                   Including Area Code, of Agent for Service)

                                   Copies to:
                            Timothy B. Goodell, Esq.
                                White & Case LLP
                           1155 Avenue of the Americas
                               New York, NY 10036
                                 (212) 819-8200


                         CALCULATION OF REGISTRATION FEE

------------------------------------ ----------------- -------------------- ------------------- --------------------
                                                        Proposed maximum     Proposed maximum
     Title of securities to be         Amount to be       offering price    aggregate offering        Amount of
            registered                   registered        per share(1)          price(1)          registration
                                                                                                     fee(1)
------------------------------------ ----------------- -------------------- ------------------- --------------------
 Ordinary Shares, nominal value 50      7,996,856             $5.27            $42,171,436          $11,723.65
            pence each
------------------------------------ ----------------- -------------------- ------------------- --------------------

(1) Estimated solely for the purpose of calculating the registration fee computed pursuant to Rule 457(c) on the basis of the average high and low sale prices per share on February 25, 2000 multiplied by the currency exchange rate of pounds sterling to U.S. dollars based upon the noon buying rate in the City of New York as announced by the Federal Reserve Bank.

                                     PART I

              INFORMATION REQUIRED IN THE SECTION 10(a) PROSPECTUS

Item 1.  Plan Information.*

Item 2.  Registrant Information and Employee Plan Annual Information.*

* Information required by Part I to be contained in the Section 10(a) prospectus is omitted from the Registration Statement in accordance with Rule 428 under the Securities Act of 1933, as amended (the "Securities Act"), and the Note to Part 1 of Form S-8.

                                     PART II

               INFORMATION REQUIRED IN THE REGISTRATION STATEMENT


Item 3.  Incorporation of Documents by Reference.

     There is hereby incorporated herein by reference the following: (i) the Annual Report on Form 20-F for the year ended December 31, 1998 of Cordiant Communications Group plc (the "Company" or the "Registrant"), (ii) the Company's Reports on Form 6-K dated June 30, 1999, November 15, 1999, December 15, 1999 and February 7, 2000, and (iii) the description of the Company's ordinary shares contained in the Company's registration statement for such ordinary shares filed under the Securities Exchange Act of 1934, as amended (the "Exchange Act"), including any amendment or report filed for the purpose of updating such description. All documents subsequently filed by the Company or the Healthworld Corporation 1997 Stock Option Plan, as amended (collectively, the "Stock Option Plan") pursuant to Section 13(a), 13(c), 14 or 15(d) of the Exchange Act, prior to the filing of a post-effective amendment which indicates that all securities offered have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference in this Registration Statement and to be a part hereof from the date of filing of such documents. Any statement contained herein or in a document all or a portion of which is incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of this Registration Statement to the extent that a statement contained herein or in any other subsequently filed document which also is or is deemed to be incorporated by reference herein modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Registration Statement.

Item 4.  Description of Securities.

     Not applicable.

Item 5.  Interests of Named Experts and Counsel.

     Not applicable.

Item 6.  Indemnification of Directors and Officers.


Section 310 of the Companies Act 1985 of Great Britain provides:

"(1) This section applies to any provision, whether contained in a company's articles or in any contract with the company or otherwise, for exempting any officer of the company or any person (whether an officer or not) employed by the company as auditor from, or indemnifying him against, any liability which by virtue of any rule of law would otherwise attach to him in respect of any negligence, default, breach of duty or breach of trust of which he may be guilty in relation to the company.

"(2) Except as provided by the following subsection, any such provision is void.

"(3) This section does not prevent a company

     (a) from purchasing and maintaining for any such officer or auditor insurance against any such liability, or

     (b) from indemnifying any such officer or auditor against any liability incurred by him

         (i) in defending any proceedings (whether civil or criminal) in which judgment is given in his favour or he is acquitted, or

         (ii) in connection with any application under section 144(3) or (4) (acquisition of shares by innocent nominee) or section 727 (general power to grant relief in case of honest and reasonable conduct) in which relief is granted to him by the court."

Section 727 of the Companies Act 1985 of Great Britain provides:

"(1) If in any proceedings for negligence, default, breach of duty or breach of trust against an officer of a company or a person employed by a company as auditor (whether he is or is not an officer of the company) it appears to the court hearing the case that that officer or person is or may be liable in respect of the negligence, default, breach of duty or breach of trust, but that he has acted honestly and reasonably, and that having regard to all the circumstances of the case (including those connected with his appointment) he ought fairly to be excused for the negligence, default, breach of duty or breach of trust, that court may relieve him, either wholly or partly, from his liability on such terms as it thinks fit.

"(2) If any such officer or person as above-mentioned has reason to apprehend that any claim will or might be made against him in respect of any negligence, default, breach of duty or breach of trust, he may apply to the court for relief; and the court on the application has the same power to relieve him as under this section it would have had if it had been a court before which proceedings against that person for negligence, default, breach of duty or breach of trust had been brought.

"(3) Where a case to which subsection (1) applies is being tried by a judge with a jury, the judge, after hearing the evidence, may, if he is satisfied that the defendant or defender ought in pursuance of that subsection to be relieved either in whole or in part from the liability sought to be enforced against him, withdraw the case in whole or in part from the jury and forthwith direct judgment to be entered for the defendant or defender on such terms as to costs or otherwise as the judge may think proper."

Article 156 of the Articles of Association of The Company provides:

     "Subject to the provisions of The Companies Act 1985, and every statutory modification or re-enactment thereof for the time being in force and every other Act or statutory instrument for the time being in force concerning limited companies and affecting the Company (including, without limitation, Part V of the Criminal Justice Act 1993 and the Companies Consolidation (Consequential Provisions) Act 1985), every President, Director, Auditor, Secretary or other officer of the Company shall be entitled to be indemnified by the Company against all costs, charges, losses, expenses and liabilities incurred by him in the execution and discharge of his duties or in relation thereto. The Directors may purchase and maintain insurance for the benefit of any Director or other officer or auditor to the extent permitted by the statutes described above."

     The Company maintains Directors' and Officers' liability insurance which provides for payments on behalf of the Directors and Officers of all losses of such persons (other than matters uninsurable under the law) arising from claims, including claims arising under the Securities Act, for acts or omissions by such persons while acting as Directors or Officers of The Company.

Item 7.  Exemption from Registration Claimed.

     Not applicable.

Item 8.  Exhibits.

Exhibit
Number   Description of Documents

4.1 Memorandum and Articles of Association of Cordiant Communications Group plc (incorporated herein by reference to Exhibit 2.1 to Form 20-F filed with the Securities and Exchange Commission on June 29, 1998 (Reg. No. 333-02130).

4.3      1997 Healthworld Stock Option Plan, as amended.

5 Opinion of Macfarlanes regarding the legality of the Cordiant ordinary shares being issued.

23.1     Consent of KPMG.

24.1 Powers of Attorney of certain officers and directors of the Company (included on pages II-6 and II-7 of this Registration Statement).


Item 9.  Undertakings.

         The undersigned Registrant, Cordiant Communications Group plc, hereby undertakes:

         (1) to file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

             (i) to include any prospectus required by Section 10(a)(3) of the Securities Act of 1933, as amended;

             (ii) to reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in this registration statement; and

             (iii) to include any material information with respect to the plan of distribution not previously disclosed in this registration statement or any material change to such information in this registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20 percent change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective registration statement;

provided, however, that paragraphs (1)(i) and (1)(ii) do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed by the Registrant pursuant to
Section 13 or Section 15(d) of the Exchange Act that are incorporated by reference in this registration statement;

          (2) that, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof;

          (3) to remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering; and

          (4) that, for purposes of determining any liability under the Securities Act, each filing of the Registrant's annual report pursuant to
     Section 13(a) or 15(d) of the Exchange Act and each filing of each Plan's annual report pursuant to Section 15(d) of the Exchange Act that is incorporated by reference in this registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

                                   SIGNATURES

     Pursuant to the requirements of the Securities Act of 1933, as amended, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of London, United Kingdom on the 2nd day of March, 2000.



                                               CORDIANT COMMUNICATIONS
                                                 GROUP PLC



                                               By: /s/ David Ham
                                                   Name:   David Ham
                                                   Title:  Group Controller

                                POWER OF ATTORNEY

     KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints David Ham and Arthur D'Angelo, and each of them, his true and lawful attorneys-in-fact and agents, with full power of substitution and revocation, in his name and on his behalf, to do any and all acts and things and to execute any and all instruments which they and each of them may deem necessary or advisable to enable Cordiant Communications Group plc (the "Company") to comply with the Securities Act of 1933, as amended (the "Act"), and any rules, regulations or requirements of the Securities and Exchange Commission in respect thereof, in connection with the registration under the Act of 7,996,856 Ordinary Shares of the Company that may be offered pursuant to the Stock Option Plan, including power and authority to sign his name in any and all capacities (including his capacity as a Director and/or Officer and/or U.S. Representative of the Company) to a Registration Statement on Form S-8, and to any and all amendments, including post-effective amendments, to such Registration Statement, and to any and all instruments or documents filed as part of or in connection with such Registration Statement or any amendments thereto; and the undersigned hereby ratifies and confirms all that said attorneys-in-fact and agents, or any of them, shall lawfully do or cause to be done by virtue hereof.

     Pursuant  to  the   requirements  of  the  Securities  Act  of  1933,  this
Registration Statement has been signed below by the following persons in the capacities indicated on this 1st day of March, 2000.

NAME                            TITLE


/s/ Michael Bungey              Director and Chief Executive Officer
Michael Bungey

/s/ Arthur D'Angelo             Finance Director
Arthur D'Angelo


/s/ Jean de Yturbe              Director, Chairman, Bates Europe
Jean de Yturbe


/s/ Ian Smith                   Director, Chief Executive Officer, President/
Ian Smith                       International Bates World Wide, Inc. Pacific


/s/ Peter M. Schoning           Director, Chairman and Chief Executive Officer,
Peter M. Schoning               Scholz & Friends


/s/ Bill Whitehead              Director, Chief Executive Officer, Bates North
Bill Whitehead                  America


/s/ Charles Scott               Executive Chairman
Charles Scott


/s/ Dudley Fishburn             Non-executive director
Dudley Fishburn


----------------------
Professor Theodore Levitt       Non-executive director


/s/ James Tyrrell               Non-executive director
James Tyrrell


/s/ Rolf Stomberg               Non-executive director
Dr. Rolf Stomberg


/s/ Michael Kopcsak             Authorized Representative in the United States
Michael Kopcsak
Gould & Wilkie LLP

                                  EXHIBIT INDEX

Exhibit No.

4.1 Memorandum and Articles of Association of Cordiant Communications Group plc (incorporated herein by reference to Exhibit 2.1 to Form 20-F filed with the Securities and Exchange Commission on June 29, 1998 (Reg. No. 333-02130).

4.3            1997 Healthworld Stock Option Plan, as amended.

5 Opinion of Macfarlanes regarding the legality of the Cordiant ordinary shares being issued.

23.1           Consent of KPMG.

24.1 Powers of Attorney of certain officers and directors of the Company (included on pages II-6 and II-7 of this Registration Statement).

                                                                     Exhibit 4.3



















                             HEALTHWORLD CORPORATION
                             1997 STOCK OPTION PLAN

                       (as amended effective June 9, 1999)

                                TABLE OF CONTENTS

                                                                            Page

1. Purpose.....................................................................1

2. Effective Date of the Plan..................................................1

3. Stock Subject to Plan.......................................................1

4. Committee...................................................................1

5. Administration..............................................................2

6. Eligibility.................................................................3

7. Option Prices...............................................................3

8. Option Term.................................................................4

9. Limitations on Amount of Options Granted....................................4

10. Exercise of Options........................................................4

11. Transferability............................................................6

12. Termination of Employment..................................................6

13. Adjustment of Number of Shares.............................................7

14. Purchase for Investment, Withholding and Waivers...........................8

15. No Stockholder Status......................................................9

16. No Restrictions on Corporate Acts..........................................9

17. Options Granted in Connection With Acquisitions............................9

18. No Employment or Service Right.............................................9

19. Termination and Amendment of the Plan......................................9

20. Expiration and Termination of the Plan....................................10

                             HEALTHWORLD CORPORATION
                             1997 STOCK OPTION PLAN
                       (as amended effective June 9, 1999)


1.   Purpose.

     The purposes of the 1997 Stock Option Plan (the "Plan") are to induce certain employees, directors and consultants to remain in the employ or service of Healthworld Corporation (the "Company") and its present and future subsidiary corporations (each a "Subsidiary"), as defined in Section 424(f) of the Internal Revenue Code of 1986, as amended (the "Code"), to attract new individuals to enter into such employment or service and to encourage such individuals to secure or increase on reasonable terms their stock ownership in the Company. The Board of Directors of the Company (the "Board") believes that the granting of stock options (the "Options") under the Plan will promote continuity of management and increased incentive and personal interest in the welfare of the Company by those who are or may become primarily responsible for shaping and carrying out the long range plans of the Company and securing its continued growth and financial success. Options granted hereunder are intended to be either (a) "incentive stock options" (which term, when used herein, shall have the meaning ascribed thereto by the provisions of Section 422(b) of the Code) or
(b) options which are not incentive stock options ("non-qualified stock options") or (c) a combination thereof, as determined by the Committee (the "Committee") referred to in Section 4 hereof at the time of the grant thereof.


2.   Effective Date of the Plan.

     The Plan became effective on October 13, 1997 by action of the Board ratified by the holders of all of the issued and outstanding shares of the common stock of the Company.


3.   Stock Subject to Plan.

     1,910,000 of the authorized but unissued shares of the Common Stock, $.01 par value, of the Company (the "Common Stock") are hereby reserved for issue upon the exercise of Options granted under the Plan; provided, however, that the number of shares so reserved may from time to time be reduced to the extent that a corresponding number of issued and outstanding shares of the Common Stock are purchased by the Company and set aside for issue upon the exercise of Options. If any Options expire or terminate for any reason without having been exercised in full, the unpurchased shares subject thereto shall again be available for the purposes of the Plan.


4.   Committee.

     The Committee shall consist of two or more members of the Board both or all of whom shall be "non-employee directors" within the meaning of Rule 16b-3(b)(3) promulgated under the Securities Exchange Act of 1934, as amended (the "Exchange Act"). In addition, from and after the date of the first meeting of the stockholders of the Company occurring after December 31, 2000 at which directors are to be elected, all members of the Committee shall be "outside directors" within the contemplation of Section 162(m)(4)(C)(i) of the Code. The Chief Executive Officer of the Company shall also be a member of the Committee, ex-officio, whether or not he or she is otherwise eligible to be a member of the Committee. The Committee shall be appointed annually by the Board, which may at any time and from time to time remove any members of the Committee, with or without cause, appoint additional members to the Committee and fill vacancies, however caused, in the Committee. A majority of the members of the Committee shall constitute a quorum. All determinations of the Committee shall be made by a majority of its members present at a meeting duly called and held. Any decision or determination of the Committee reduced to writing and signed by all of the members of the Committee shall be fully as effective as if it had been made at a meeting duly called and held.


5.   Administration.

     A. Subject to the express provisions of the Plan, the Committee shall have complete authority, in its discretion, to interpret the Plan, to prescribe, amend and rescind rules and regulations relating to it, to determine the terms and provisions of the respective option agreements or certificates (which need not be identical), to determine the individuals (each a "Participant") to whom and the times and the prices at which Options shall be granted, the periods during which each Option shall be exercisable, the number of shares of the Common Stock to be subject to each Option and whether such Option shall be an incentive stock option or a non-qualified stock option and to make all other determinations necessary or advisable for the administration of the Plan; provided, however, that directors of the Company who are not employed by the Company or any of the Subsidiaries (each a "Non-Employee Director") shall only be granted Options in accordance with the provisions of Section 6B. In making such determinations, the Committee may take into account the nature of the services rendered by the respective employees and consultants, their present and potential contributions to the success of the Company and the Subsidiaries and such other factors as the Committee in its discretion shall deem relevant. The Committee's determination on the matters referred to in this Section 5 shall be conclusive. Any dispute or disagreement which may arise under or as a result of or with respect to any Option shall be determined by the Committee, in its sole discretion, and any interpretations by the Committee of the terms of any Option shall be final, binding and conclusive.

     B. The Committee may appoint a separate committee comprised of the Chief Executive Officer and Chief Financial Officer of the Company (the "Administrative Committee") to administer the Plan with respect to employees of the Company or a Subsidiary (i) who are not officers of the Company who are subject to the provisions of Section 16 of the Exchange Act and (ii) whose compensation is not subject to the provisions of Section 162(m) of the Code, subject to such conditions, restrictions and limitations as may be imposed by the Committee, including but not limited to: (a) Options to purchase not more than 50,000 shares of the Common Stock may be granted in any one calendar year by the Administrative Committee to all employees of the Company in the aggregate and (b) the Committee shall establish a maximum number of shares that may be subject to Options granted under the Plan in any one calendar year to any single employee by the Administrative Committee. Unless and until the Committee shall take further action, the maximum number of shares that may be subject to Options granted under the Plan in any one calendar year by the Administrative Committee to any single employee shall be 2,500. Any actions duly taken by the Administrative Committee with respect to the grant of Options to employees shall be deemed to have been taken by the Committee for purposes of the Plan.


6.   Eligibility.

     A. An Option may be granted only to (i) an employee or consultant of the Company or a Subsidiary, (ii) to the extent provided in Section 6B, a Non-Employee Director and (iii) employees of a corporation or other business enterprise which has been acquired by the Company or a Subsidiary, whether by exchange or purchase of stock, purchase of assets, merger or reverse merger or otherwise, who hold options with respect to the stock of such corporation which the Company has agreed to assume.

     B. (i) [reserved]

     (ii) Annually, on the date of each annual meeting of the stockholders of the Company, each Non-Employee Director shall be granted a Non-Employee Director's Formula Option to purchase 20,000 shares of the Common Stock at the initial per share option price equal to the fair market value of a share of the Common Stock on the date of grant.


     (iii) Each Non-Employee Director who becomes a director prior to the date of any annual meeting of the stockholders of the Company shall be granted, on the date he or she becomes a director, a Non-Employee Director's Formula Option to purchase 20,000 shares of the Common Stock at the initial per share option price equal to the fair market value of a share of the Common Stock on the date of grant.

     (iv) A Non-Employee Director may during the period commencing on the date of the granting of a Non-Employee Director's Formula Option to him or her exercise such Option with respect to all of the shares granted thereby.

7.   Option Prices.

     A. Except as otherwise provided in Section 17, the initial per share option price of any Option shall be the price determined by the Committee but not less than the fair market value of a share of the Common Stock on the date of grant; provided, however, that, in the case of a Participant who owns (within the meaning of Section 424(d) of the Code) more than 10% of the total combined voting power of the Common Stock at the time an Option which is an incentive stock option is granted to him or her, the initial per share option price shall not be less than 110% of the fair market value of a share of the Common Stock on the date of grant.

     B. For all purposes of the Plan, the fair market value of a share of the Common Stock on any date shall be determined by the Committee as follows:


     (i) If the Common Stock is listed on the OTC Electronic Bulletin Board, its fair market value shall be the closing selling price on such date for the Common Stock as reported on the OTC Electronic Bulletin Board. If there are no sales of the Common Stock on that date, then the reported closing selling price for the Common Stock on the next preceding date for which such closing selling price is quoted shall be determinative of fair market value; or,

     (ii) If the Common Stock is listed on any established stock exchange or a national market system, including without limitation, The Nasdaq National Market or The Nasdaq SmallCap Market, its fair market value shall be the reported closing selling price for the Common Stock on the principal securities exchange or national market system on which the Common Stock is at such date listed for trading. If there are no sales of Common Stock on that date, then the reported closing selling price for the Common Stock on the next preceding day for which such closing selling price is quoted shall be determinative of fair market value; or,

     (iii) If the Common Stock is not traded on the OTC Electronic Bulletin Board, an exchange, or a national market system, its fair market value shall be determined in good faith by the Committee, and such determination shall be conclusive and binding on all persons.

8.   Option Term.

     Participants shall be granted Options for such term as the Committee shall determine, not in excess of ten years from the date of the granting thereof; provided, however, that, except as otherwise provided in Section 17, in the case of a Participant who owns (within the meaning of Section 424(d) of the Code) more than 10% of the total combined voting power of the Common Stock of the Company at the time an Option which is an incentive stock option is granted to him or her, the term with respect to such Option shall not be in excess of five years from the date of the granting thereof; provided, further, however, that the term of each Non-Employee Director's Formula Option shall be ten years from the date of the granting thereof.


9.   Limitations on Amount of Options Granted.

     A. Except as otherwise provided in Section 17, the aggregate fair market value of the shares of the Common Stock for which any Participant may be granted incentive stock options which are exercisable for the first time in any calendar year (whether under the terms of the Plan or any other stock option plan of the Company) shall not exceed $100,000.

     B. Except as otherwise provided in Section 17, no Participant shall, during any fiscal year of the Company, be granted Options to purchase more than 200,000 shares of the Common Stock.


10.  Exercise of Options.

     A. Except as otherwise provided in Section 17 and except as otherwise determined by the Committee at the time of the grant of an Option other than a Non-Employee Director's Formula Option, a Participant may not exercise an Option during the period commencing on the date of the granting of such Option to him or her and ending on the day next preceding the first anniversary of such date. Except as otherwise set forth in Sections 9A and 17 and in the preceding sentence, a Participant may (i) during the period commencing on the first anniversary of the date of the granting of an Option to him or her and ending on the day next preceding the second anniversary of such date, exercise such Option with respect to one-third of the shares granted thereby, (ii) during the period commencing on such second anniversary and ending on the day next preceding the third anniversary of the date of the granting of such Option, exercise such Option with respect to two-thirds of the shares granted thereby, and (iii) during the period commencing on such third anniversary, exercise such Option with respect to all of the shares granted thereby.

     B. Except as hereinbefore otherwise set forth, an Option may be exercised either in whole at any time or in part from time to time.

     C. An Option may be exercised only by a written notice of intent to exercise such Option with respect to a specific number of shares of the Common Stock and payment to the Company of the amount of the option price for the number of shares of the Common Stock so specified.

     D. Except in the case of a Non-Employee Director's Formula Option, the Board may, in its discretion, permit any Option to be exercised, in whole or in part, prior to the time when it would otherwise be exercisable.

     E. (i) Notwithstanding the provisions of paragraph A of this Section 10, in the event that a Change of Control of the Company shall occur, then, each Option theretofore granted to any Participant which shall not have theretofore expired or otherwise been cancelled or become unexercisable shall become immediately exercisable in full. For purposes hereof a "Change in Control" of the Company shall occur or be deemed to have occurred only if any of the following events occurs: (a) any "person," as such term is used in Sections 13(d) and 14(d) of the Exchange Act (other than the Company, any trustee or other fiduciary holding securities under an employee benefit plan of the Company, or any corporation owned directly or indirectly by the stockholders of the Company in substantially the same proportion as the ownership of stock of the Company) is or becomes the "beneficial owner" (as defined in Rule 13d-3 under the Exchange Act), directly or indirectly, of securities of the Company representing more than 50% of the combined voting power of the Company's then outstanding securities; (b) individuals who, as of the effective date of the Company's Registration Statement on Form S-1 (Registration No. 333-34751) filed with the Securities and Exchange Commission under the Securities Act of 1933, as amended, on August 29, 1997, constitute the Board (the "Incumbent Board") cease for any reason to constitute at least a majority of the Board, provided that any person becoming a director subsequent to the date hereof whose election, or nomination for election by the Company's stockholders, was approved by a vote of at least a majority of the directors then comprising the Incumbent Board (other than an election or nomination of an individual whose initial assumption of office is in connection with an actual or threatened election contest relating to the election of the directors of the Company, as such terms are used in Rule 14a-11 of Regulation 14A under the Exchange Act) shall be, for purposes of this Agreement, considered as though such person were a member of the Incumbent Board; or (c) the stockholders of the Company approve a merger or consolidation of the Company with any other corporation, other than (I) a merger or consolidation which would result in the voting securities of the Company outstanding immediately prior thereto continuing to represent (either by remaining outstanding or by being converted into voting securities of the surviving entity) more than 60% of the combined voting power of the voting securities of the Company or such surviving entity outstanding immediately after such merger or consolidation or (II) a merger or consolidation effected to implement a recapitalization of the Company (or similar transaction) in which no "person" (as hereinabove defined) acquires more than 50% of the combined voting power of the Company's then outstanding securities; or (d) the stockholders of the Company approve a plan of complete liquidation of the Company or an agreement for the sale or disposition by the Company of all or substantially all of the Company's assets.

     (ii) In the event that a Change in Control shall occur, then, from and after the time of such event, neither the provisions of this paragraph E nor any of the rights of any Participant thereunder shall be modified or amended in any way.


11.  Transferability.

     No Option shall be assignable or transferable except by will and/or by the laws of descent and distribution and, during the life of any Participant, each Option granted to him or her may be exercised only by him or her.


12.  Termination of Employment.

     A. In the event a Participant leaves the employ of the Company and the Subsidiaries or ceases to serve as a consultant to the Company and/or as a Non-Employee Director of the Company, whether voluntarily or otherwise but other than by reason of his or her retirement, permanent disability or death, each Option theretofore granted to him or her which shall not have theretofore expired or otherwise been cancelled shall, to the extent exercisable on the date of such termination of employment or service and not theretofore exercised, terminate upon the earlier to occur of the expiration of three months after the date of such Participant's termination of employment or service and the date of termination specified in such Option. Notwithstanding the foregoing, if a Participant's employment by the Company and the Subsidiaries or service as a consultant and/or as a Non-Employee Director of the Company is terminated for "cause", each Option theretofore granted to him or her which shall not have theretofore expired or otherwise been cancelled shall, to the extent not theretofore exercised, terminate forthwith. For purposes of the foregoing, the term "cause" shall mean: (i) the commission by a Participant of any act or omission that would constitute a crime under federal, state or equivalent foreign law, (ii) the commission by a Participant of any act of moral turpitude,
(iii) fraud, dishonesty or other acts or omissions that result in a breach of any fiduciary or other material duty to the Company and/or the Subsidiaries or
(iv) continued alcohol or other substance abuse that renders a Participant incapable of performing his or her material duties to the satisfaction of the Company and/or the Subsidiaries.

     B. In the event a Participant leaves the employ of the Company and the Subsidiaries or ceases to serve as a consultant to the Company and/or as a Non-Employee Director of the Company by reason of his or her retirement (other than by reason of his or her death) on or after his or her 65th birthday, each Option theretofore granted to him or her which shall not have theretofore expired or otherwise been cancelled shall, to the extent exercisable on the date of such retirement and not theretofore exercised, terminate upon the earlier to occur of the expiration of two years after the date of such retirement and the date of termination specified in such Option.

     C. In the event a Participant's employment with the Company and the Subsidiaries or service as a consultant and/or as a Non-Employee Director of the Company terminates by reason of his or her permanent disability, each Option theretofore granted to him or her which shall not have theretofore expired or otherwise been cancelled shall, to the extent exercisable on the date of such termination of employment or service and not theretofore exercised, terminate upon the earlier to occur of one year after the date of such termination of employment or service and the date of termination specified in such option.

     D. In the event a Participant's employment with the Company and the Subsidiaries or service as a consultant and/or as a Non-Employee Director of the Company terminates by reason of his or her death, each Option theretofore granted to him or her which shall not have theretofore expired or otherwise been cancelled shall, to the extent exercisable on the date of his or her death and not theretofore exercised, terminate upon the earlier to occur of the expiration of one year after the date of the qualification of a representative of his or her estate and the date of termination specified in such Option.


13.  Adjustment of Number of Shares.

     A. In the event that a dividend shall be declared upon the Common Stock payable in shares of the Common Stock, the number of shares of the Common Stock then subject to any Option and the number of shares of the Common Stock reserved for issuance in accordance with the provisions of the Plan but not yet covered by an Option and the number of shares set forth in Sections 6B and 9B shall be adjusted by adding to each share the number of shares which would be distributable thereon if such shares had been outstanding on the date fixed for determining the stockholders entitled to receive such stock dividend. In the event that the outstanding shares of the Common Stock shall be changed into or exchanged for a different number or kind of shares of stock or other securities of the Company or of another corporation, whether through reorganization, recapitalization, stock split-up, combination of shares, sale of assets, merger or consolidation in which the Company is the surviving corporation, then, there shall be substituted for each share of the Common Stock then subject to any Option and for each share of the Common Stock reserved for issuance in accordance with the provisions of the Plan but not yet covered by an Option and for each share of the Common Stock referred to in Sections 6B and 9B, the number and kind of shares of stock or other securities into which each outstanding share of the Common Stock shall be so changed or for which each such share shall be exchanged.

     B. In the event that there shall be any change, other than as specified in this Section 13, in the number or kind of outstanding shares of the Common Stock, or of any stock or other securities into which the Common Stock shall have been changed, or for which it shall have been exchanged, then, if the Committee shall, in its sole discretion, determine that such change equitably requires an adjustment in the number or kind of shares then subject to any Option and the number or kind of shares reserved for issuance in accordance with the provisions of the Plan but not yet covered by an Option and the number or kind of shares referred to in Sections 6B and 9B, such adjustment shall be made by the Committee and shall be effective and binding for all purposes of the Plan and of each stock option agreement or certificate entered into in accordance with the provisions of the Plan.

     C. In the case of any substitution or adjustment in accordance with the provisions of this Section 13, the option price in each stock option agreement or certificate for each share covered thereby prior to such substitution or adjustment shall be the option price for all shares of stock or other securities which shall have been substituted for such share or to which such share shall have been adjusted in accordance with the provisions of this Section 13.

     D. No adjustment or substitution provided for in this Section 13 shall require the Company to sell a fractional share under any stock option agreement or certificate. Any fractional share resulting from an adjustment or substitution provided for in this Section 13 shall be rounded up to the nearest whole share.

     E. In the event of the dissolution or liquidation of the Company, or a merger, reorganization or consolidation in which the Company is not the surviving corporation, then, except as otherwise provided in the second sentence of Section 13A, each Option, to the extent not theretofore exercised, shall terminate forthwith.


14.  Purchase for Investment, Withholding and Waivers.

     A. Unless the shares to be issued upon the exercise of an Option by a Participant shall be registered prior to the issuance thereof under the Securities Act of 1933, as amended, such Participant will, as a condition of the Company's obligation to issue such shares, be required to give a representation in writing that he or she is acquiring such shares for his or her own account as an investment and not with a view to, or for sale in connection with, the distribution of any thereof.

     B. In the event of the death of a Participant, a condition of exercising any Option shall be the delivery to the Company of such tax waivers and other documents as the Committee shall determine.

     C. In the case of each non-qualified stock option, a condition of exercising the same shall be the entry by the person exercising the same into such arrangements with the Company with respect to withholding as the Committee may determine.


15.  No Stockholder Status.

     Neither any Participant nor his or her legal representatives, legatees or distributees shall be or be deemed to be the holder of any share of the Common Stock covered by an Option unless and until a certificate for such share has been issued. Upon payment of the purchase price thereof, a share issued upon exercise of an Option shall be fully paid and non-assessable.


16.  No Restrictions on Corporate Acts.

     Neither the existence of the Plan nor any Option shall in any way affect the right or power of the Company or its stockholders to make or authorize any or all adjustments, recapitalizations, reorganizations or other changes in the Company's capital structure or its business, or any merger or consolidation of the Company, or any issue of bonds, debentures, preferred or prior preference stock ahead of or affecting the Common Stock or the rights thereof, or dissolution or liquidation of the Company, or any sale or transfer of all or any part of its assets or business, or any other corporate act or proceeding whether of a similar character or otherwise.


17.  Options Granted in Connection With Acquisitions.

     In the event that the Committee determines that, in connection with the acquisition by the Company or a Subsidiary of another corporation which will become a Subsidiary or division of the Company or a Subsidiary (such corporation being hereafter referred to as an "Acquired Subsidiary"), Options may be granted hereunder to employees and other personnel of an Acquired Subsidiary in exchange for then outstanding options to purchase securities of the Acquired Subsidiary. Such Options may be granted at such option prices, may be exercisable immediately or at any time or times either in whole or in part, and may contain such other provisions not inconsistent with the Plan, or the requirements set forth in Section 19 that certain amendments to the Plan be approved by the stockholders of the Company, as the Committee, in its discretion, shall deem appropriate at the time of the granting of such Options.


18.  No Employment or Service Right.

     Neither the existence of the Plan nor the grant of any Option shall require the Company or any Subsidiary to continue any Participant in the employ of the Company or such Subsidiary or require the Company to continue any Participant as a director of the Company.


19.  Termination and Amendment of the Plan.

     The Board may at any time terminate the Plan or make such modifications of the Plan as it shall deem advisable; provided, however, that the Board may not without further approval of the holders of a majority of the shares of the Common Stock present in person or by proxy at any special or annual meeting of the stockholders, increase the number of shares as to which Options may be granted under the Plan (as adjusted in accordance with the provisions of Section
13), or change the manner of determining the option prices, or extend the period during which an Option may be granted or exercised; provided, however, the provisions of the Plan governing the grant of Non-Employee Director's Formula Options may not be amended except by the vote of a majority of the members of the Board and by the vote of a majority of the members of the Board who are employees of the Company or a Subsidiary. Except as otherwise provided in
Section 13, no termination or amendment of the Plan may, without the consent of the Participant to whom any Option shall theretofore have been granted, adversely affect the rights of such Participant under such Option.


20.  Expiration and Termination of the Plan.

     The Plan shall terminate on October 12, 2007 or at such earlier time as the Board may determine. Options may be granted under the Plan at any time and from time to time prior to its termination. Any Option outstanding under the Plan at the time of the termination of the Plan shall remain in effect until such Option shall have been exercised or shall have expired in accordance with its terms.

                                                                       Exhibit 5


                           [Letterhead of Macfarlanes]

The Directors
Cordiant Communications Group plc
121-141 Westbourne Terrace
London
W2 6JR
                                           Our Ref:     MHL/WD/555974
                                           Direct Line: 020 7849 2539
                                           E-mail: mhl@macfarlanes.com

2 March 2000



Dear Sirs

Registration Statement on Form S-8

As English solicitors for Cordiant Communications Group plc, a public limited company incorporated under the laws of England and Wales ("the Company"), we have been requested to render this opinion in connection with the proposed registration under the United States Securities Act 1933, as amended ("the Securities Act"), of Ordinary Shares of 50p each in the capital of the Company ("the Ordinary Shares") to be issued on exercise of options granted under the Healthworld Corporation 1997 Stock Option Plan, as amended (the "Plan"), pursuant to the Company's Registration Statement on Form S-8 filed by the Company with the Securities and Exchange Commission under the Securities Act with respect to the registration of Ordinary Shares for issue under the Plan and the Agreement and Plan of Merger dated as of 9 November 1999 made by and among the Company, Healthworld Acquisition Corp., a wholly-owned subsidiary of the Company ("Merger Sub") and Healthworld Corporation ("Healthworld"), as amended by an Amendment Agreement dated 3 February 2000 among the same parties ("the Merger Agreement"), providing for the merger of Healthworld Acquisition Corp, a wholly-owned subsidiary of the Company, with and into Healthworld.

1 For the purpose of this opinion we have examined copies, certified or otherwise authenticated to our satisfaction, of:-

1.1 the Certificate of Incorporation and each Certificate of Incorporation on change of name of the Company;

1.2 the Memorandum of Association and Articles of Association of the Company;

1.3     the Merger Agreement and the Plan; and

1.4 such records of proceedings of the Board of Directors of the Company, records of public officials and other documents as we have deemed necessary or appropriate under the circumstances.

        We have assumed the genuineness of all signatures, the authenticity of all documents submitted to us as originals and the conformity to the originals of all documents submitted to us as copies.

2 On the basis of and subject to the foregoing, we are of the opinion that the Ordinary Shares will, when issued pursuant to and in accordance with the Plan and the Merger Agreement, be legally and validly issued, fully paid and non-assessable (i.e. no further contribution in respect of the Ordinary Shares will be required to be made to the Company by the holders thereof, by reason only of their being such holders).

This opinion is limited to the law of England and Wales as currently in effect and applied by the courts thereof and is given on the basis that this opinion will be governed by and construed in accordance with such law.

We consent to the filing of this opinion as an exhibit to the Registration Statement. In giving such consent, we do not admit that we are in the category of persons whose consent is required under Section 7 of the Securities Act.

Yours faithfully

/s/Macfarlanes

                                                                    Exhibit 23.1

                                 KPMG AUDIT PLC

                       CONSENT OF INDEPENDENT ACCOUNTANTS



     We hereby give our consent to the incorporation by reference in this Registration Statement on Form S-8 of Cordiant's Communications Group plc of our report dated April 29, 1999 with respect to the consolidated financial statements of Cordiant as of December 31, 1998 and 1997, and for each of the three years in the period ended December 31, 1998, which report is included in Cordiant's Annual Report on Form 20-F for the year ended December 31, 1998.



/s/ KPMG Audit Plc
London, England

March 2, 2000